UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 262-4582

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On February 4, 2014, CTI Group (Holdings) Inc., a Delaware corporation (the “Company”), and Centillion Data Systems, LLC (“Centillion”), the Company’s wholly owned subsidiary, agreed with Qwest Communications International, Inc., Qwest Corporation, and Qwest Communications Corporation (now divisions, subsidiaries, or predecessors of CenturyLink, Inc.) (together with the Company and Centillion, the “Parties”) to resolve litigation styled Centillion Data Systems, LLC v. Qwest Communications International, Inc., et al., No. 1:04-CV-00073-LJM-DKL, and Qwest Corporation, et al., v. Centillion Data Systems, et al., No. 1:04-CV-2076, pending in the United States District Court for the Southern District of Indiana. The Parties have fully and finally settled and compromised all disputes, controversies, claims and actions between them in the above-styled actions. In connection with the settlement, Qwest paid to the Company approximately $1.3 million, net of legal fees and other expenses arising in connection with the above-captioned actions. The settlement contained customary releases and was approved by the court on February 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

Date: February 6, 2014	By:	/s/ Manfred Hanuschek
		Name:	Manfred Hanuschek
		Title:	Chief Financial Officer

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